UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2010

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

Woodland Park 2201 Cooperative Way Herndon, VA	20171-3025 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (703) 709-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On July 28, 2010, National Rural Utilities Cooperative Finance Corporation (“CFC”) announced that it will redeem its entire issue of National Rural Utilities 6.750% Subordinated Notes, Series NRN at par.  The Subordinated Notes are identified by the ticker symbol NRN and CUSIP number 637432709.  The redemption date is September 1, 2010, and the redemption agent will be the Depository Trust Company.

The redemption price per share is $25.00 plus accrued distributions of $0.075 per share.  The principal amount of the entire series is $125.0 million.   The principal and accrued distributions to the redemption date will be paid from CFC’s available cash.  The early redemption of the Series NRN Subordinated Notes is being done in an effort to reduce future interest expense.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

By: /s/ STEVEN L. LILLY___________________
      Steven L. Lilly
      Senior Vice President and Chief Financial Officer

Dated:  July 28, 2010